UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

Carrollton Bancorp
(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

2328 West Joppa Road, Suite 325, Lutherville, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (410) 494-2580

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

As previously announced, Carrollton Bancorp (the “Company”) completed its merger (the “Merger”) with Jefferson Bancorp, Inc. (“Jefferson”) on April 19, 2013, with the Company as the surviving corporation.  The Merger was accounted for as a reverse merger because the number of shares of the Company’s common stock issued to Jefferson’s stockholders in the Merger exceeded 50% of the number of shares of the Company’s common stock outstanding immediately after the Merger.  This accounting treatment means that Jefferson was deemed to be the accounting acquirer, and the assets and liabilities and the historical operations that will be reflected in the Company’s consolidated financial statements going forward will be those of Jefferson.

Prior to the Merger, the Company’s annual financial statements were audited by the accounting firm of Rowles & Company, LLP (“Rowles”) and Jefferson’s annual financial statements were audited by McGladrey, LLP (“McGladrey”).  The Securities and Exchange Commission (the “SEC”) has released guidance that unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the legal successor, a reverse merger results in a change in accountants and the Company must report the change within four business days of the date the successor accountant is appointed.

On May 22, 2013, the Audit Committee of the Company’s Board of Directors dismissed Rowles as the Company’s independent registered public accounting firm.  The Audit Committee intends to appoint McGladrey as the Company’s independent registered public accounting firm to audit the Company’s annual financial statements for the year ending December 31, 2013.

During the years ended December 31, 2012 and 2011, and during the interim period from the end of the most recently completed fiscal year through May 22, 2013, the Company did not consult with McGladrey regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

The reports of Rowles on the consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2012 and 2011, and during the interim period from the end of the most recently completed fiscal year through May 22, 2013, there were no disagreements between the Company and Rowles on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rowles would have caused it to make reference to such disagreement in its reports on the financial statements for such years.

During the years ended December 31, 2012 and 2011, and during the interim period from the end of the most recently completed fiscal year through May 22, 2013, there were no reportable events between the Company and Rowles.

The Company provided Rowles with a copy of this report prior to the date it was filed with the SEC and requested that Rowles furnish the Company with a letter addressed to the SEC stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated May 22, 2013, is filed as Exhibit 16.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, the Company’s bank subsidiary, Bay Bank, F.S.B. (the “Bank”), and Edward J. Schneider, who serves as the Executive Vice President and Chief Financial Officer of the Company and the Bank, entered into an employment agreement (the “Agreement”).  The Agreement entitles Mr. Schneider to (i) receive an annual salary of $190,000, (ii) participate in the Bank’s annual incentive plan for 2013 and receive a cash award thereunder of up to 25% of his annual salary, which will be prorated for 2013, with a minimum payment of $15,000, (iii) receive options to purchase 50,000 shares of the Company’s common stock, (iv) $300,000 in group term life insurance coverage, and (v) participate in the Bank’s standard employee benefit plans, including its vacation, health and life insurance programs.  The Agreement has an initial term of one year, which will be renewed for successive one-year terms unless either party delivers written notice to the other party at least 90 days prior to the current term’s expiration date of an intention not to renew the term of the Agreement.  The Agreement may be terminated prior to the expiration of its then-current term by either party upon notice of such termination to the other party.  If the Bank terminates the Agreement without “Cause” (as defined in the Agreement) and not because of Mr. Schneider’s death or disability or in connection with a “Change in Control” (as defined in the Agreement) or if Mr. Schneider terminates the Agreement for “Good Reason” (as defined in the Agreement) other than in connection with a Change in Control, then, subject to certain conditions, Mr. Schneider will be entitled to cash severance equal to six months’ base salary, which will be paid in six equal monthly installments.  If the Bank experiences a Change in Control and Mr. Schneider’s employment is terminated within 180 days of such Change in Control by the Bank without Cause and not because of his death or disability or by Mr. Schneider for Good Reason, then, subject to certain conditions, Mr. Schneider will be entitled to receive a lump sum cash severance payment equal to 100% of his base salary.  The Agreement also contains representations and warranties, covenants regarding confidentiality and the return of Bank property upon termination, and other provisions that are customary for this type of employment agreement.

The foregoing information is intended only as a summary of the Agreement and is qualified in its entirety by reference to the Agreement.  The Company has filed a copy of the Agreement as Exhibit 10.1 to this report to provide investors with information regarding its terms.  The filing of the Agreement is not intended to provide any other factual or financial information about the Company, Mr. Schneider or any other person.  The provisions of the Agreement were made only for purposes of the Agreement and as of a specific date; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the agreements or other terms contained in the Agreement or any description thereof as characterizations of the actual state of facts or condition of the Company, Mr. Schneider or any other person.  Moreover, information concerning the subject matter of the Agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Dated: May 24, 2013	By:	/s/ Kevin B. Cashen
Kevin B. Cashen President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of May 22, 2013, by and between Bay Bank, F.S.B. and Edward J. Schneider (filed herewith)

16.1	Letter from Rowles & Company, LLP dated May 24, 2013 (filed herewith)